                                                        EXHIBIT 10(d)

                        HEWLETT-PACKARD COMPANY OFFICERS
                             EARLY RETIREMENT PLAN

                  SECTION 1. ESTABLISHMENT AND PURPOSE OF PLAN

        The Hewlett-Packard Company Officers Early Retirement Plan was adopted and established effective April 1, 1983 (the "Effective Date"). The Plan was last amended and restated as of January 1, 1996 to read as set forth herein. The Plan is intended to provide benefits for a select group of management and highly compensated employees referred to as "Officers" herein. The purpose of the program is to provide an opportunity for Officers to retire early with the benefits provided in Section 4.


                             SECTION 2. DEFINITIONS

        The following words and phrases when capitalized and used in this Plan shall have the following meaning unless from the context it clearly appears otherwise:

        (a) "Anniversary Year" means, with respect to any Officer, a period of twelve (12) consecutive months commencing on his or her Election Date and each annual anniversary of such date at which the individual continues to be an Officer.

        (b) "Company" means Hewlett-Packard Company, a California corporation.

        (c) "Early Retirement Benefit" means the benefit provided under Section
4. A Participant's Early Retirement Benefit shall commence the month following his or her termination of employment.

        (d) "Election Date" means the date as of which an individual becomes an Officer by action of the Board of Directors of the Company.

        (e) "Eligible Employee" means an Employee who at termination of employment either is an Officer or has been an Officer during his or her career.

        (f) "Employee" means an individual employed by the Company or any foreign or domestic subsidiary of the Company.

        (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        (h) "Final Base Rate of Pay" means the greater of (i) the Rate of Pay on the last day of an Employee's active employment, or (2) the Rate of Pay on the last day an Employee is an Officer.

        (i) "Normal Retirement Date" means the last day of the month in which an individual attains age sixty five (65).

        (j) "Officer" means any Employee who, with respect to the Company, holds the title of president or vice president, and is on the U.S. dollar payroll of the Company.

        (k) "Participant" means any individual who is receiving or entitled to receive benefits under the Plan.

        (l) "Plan" means the Hewlett-Packard Company Officers Early Retirement Plan, as amended from time to time.

        (m) "Rate of Pay" means, with respect to an Employee, the average of his or her monthly rates of pay in effect at the beginning of a fiscal quarter for the four (4) consecutive fiscal quarters ending with the fiscal quarter in which the determination is made.

        (n) "Vested Fraction" means with respect to an Officer who has an Election Date prior to November 1, 1993, one (1.0); and with respect to an Officer who has an Election Date on and after November 1, 1993 a fraction determined by the service of the individual as an Officer after his or her Election Date pursuant to the following Vesting Schedule:


                        Vesting Schedule

Number of Anniversary Years             Vested
  Following Election Date              Fraction


Less than 1                              0

1 but less than 2                       .2

2 but less than 3                       .4

3 but less than 4                       .6

4 but less than 5                       .8

5 or more                              1.0


        (o) "Years of Full-Time Equivalent Service" means twelve (12) month periods of service or, in the case of an individual employed in other than full-time status, such longer periods of service required to aggregate two thousand eighty-eight (2088) standard hours, and during which an individual is in active pay status on the U.S. Dollar payroll of the Company. Such periods shall include, without limitation, flexible time off, vacation, sick leave, jury duty, holidays, and bereavement leave. Such periods shall not include personal or medical leaves of absence.

        Years of Full-Time Equivalent Service shall include all "Years of Service" as defined in the Plan and accrued as of December 31, 1988. Years of Full-Time Equivalent Service shall include service with a foreign subsidiary of the Company.

        The determination of an individual's Years of Full-Time Equivalent Service shall be made by the Company consistent with the determination of foreign and United States service for service-based welfare benefit programs sponsored by the Company.

        For all purposes under the Plan, the total Years of Full-Time Equivalent Service of an Eligible Employee shall be determined as of the last day an Employee is an Officer.

        The determination of an individual's Years of Full-Time Equivalent Service shall be made by the Company, and such determination shall be conclusive and binding on all persons.


                    SECTION 3. ELIGIBILITY AND PARTICIPATION

        (a) Eligibility. Any Eligible Employee whose employment terminates upon or after attainment of age sixty (60) while this Plan is in effect shall be eligible to participate in this Plan. By action of the Board of Directors of the Company, in its sole and absolute discretion, the age requirement may be reduced, but not below age fifty-five (55), and the Vested Fraction may be accelerated.

        (b) Participation. Termination of employment and participation in this Plan are voluntary at the Eligible Employee's election subject to any action required by the Board of Directors of the Company pursuant to Section 3(a). A request to participate in this Plan is made by notifying a member of the Executive Committee of the Board of Directors.


                              SECTION 4. BENEFITS

        (a) Termination of Employment At or After Age Sixty. Upon receipt by the Company of an Eligible Employee's election to participate in this Plan upon termination of employment on or after age sixty (60), the Company shall pay the Early Retirement Benefit. A Participant's monthly Early Retirement Benefit shall be determined as follows:

                (i) The Final Base Rate of Pay shall be multiplied by a fraction, the numerator of which is the age at termination of employment, plus the Years of Full-Time Equivalent Service minus forty-five (45), and the denominator of which is one hundred (100); and

                (ii) The amount determined in Section 4(a)(i) above shall be multiplied by the Vested Fraction at termination of employment.

The amount determined under Section 4(a)(ii) above shall be the Participant's monthly Early Retirement Benefit. The percentage of Final Base Rate of Pay as determined by Section 4(a)(i) above is shown in Table 1 attached hereto.

        (b) Termination of Employment At or After Age Fifty-Five and Prior to Age Sixty. Upon receipt by the Company of an Eligible Employee's request to participate in this Plan on termination of employment at or after age fifty-five (55) and prior to age sixty (60), the Company shall seek approval of the Board of Directors as required by Section 3(a). Upon approval by the Board of Directors of early commencement and/or acceleration of the Vested Fraction, the Company shall pay the Early Retirement Benefit actuarially reduced for commencement prior to age sixty (60). The monthly Early Retirement Benefit payable under this Section 4(b) shall equal the present value of the monthly Early Retirement Benefit determined under Section 4(a) assuming payments, as determined under Section 4(a), would have commenced when the Participant attained age sixty (60). For purposes of the immediately preceding sentence, all benefits are deemed paid through the Participant's Normal Retirement Date and all discounting shall be based on the average 7-year U.S. Treasury note interest rate for the month prior to the commencement of benefits.

        (c) Disability Plan Offset. Early Retirement Benefits payable hereunder shall be reduced by payments under the Hewlett-Packard Company Employee Benefits Organization Income Protection Plan and the Hewlett-Packard Company Supplemental Income Protection Plan to the extent benefits from this Plan and disability benefits are paid with respect to the same periods of time.

        (d) Form and Payment of Benefits. The Early Retirement Benefit will be paid monthly effective as of the beginning of the month following termination of employment.

        (e) Duration of Early Retirement Benefit. An individual who is receiving Early Retirement Benefits shall continue to do so through the earlier of

        (i)     the month in which the Participant attains age sixty-five (65),

        (ii)    the month in which the Participant dies, or

        (iii) the month during which the date described in subsection 4(f) occurs.

        (f) Activity in Conflict with Company's Interests. Participants may not engage in any activity, whether or not compensated, which is in conflict with the interests of the Company (referred to herein as "conflicting activity"). Conflicting activities shall include, but not be limited to, employment, consulting, or directorship assignments with firms, partnerships, etc. that compete or are likely to compete directly or indirectly with HP. Such activities shall also include activities which enhance or support a competitor's products or services. Participants must provide prior written notice to the Company before engaging in any activity which potentially is, or might become, a conflicting activity. The Company, through its Board of Directors, shall make a determination as to whether the proposed activity is a conflicting activity. A written notice of such determination shall be provided to the Participant. Should the Participant elect to engage in a conflicting activity after receiving notice, benefits shall end at the conclusion of the month in which the conflicting activity begins.

        Should the Participant engage in potentially conflicting activity without providing prior written notice to the Company and the Company becomes aware of such activity, the Company through its Board of Directors, shall make a determination as to whether the activity is a conflicting activity. A written notice of such determination shall be provided to the Participant. If the activity is determined to be a conflicting activity then all benefits under the plan shall immediately terminate.

        Financial investment, so long as it is totally passive with respect to the Participant's activity, shall not be considered a conflicting activity.


                      SECTION 5. FUNDING POLICY AND METHOD

        Benefits and any administrative expenses shall be paid as needed solely from the general assets of the Company. No contributions are required from any Officer or Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits, including, but not limited to, the establishment of a rabbi trust or such other equivalent arrangements as the Company may decide. No such arrangement shall cause the Plan to be a funded plan within the meaning of Title I of ERISA, nor shall any such arrangement change the nature of the obligation of the Company nor the rights of the Participants under the Plan as provided in this document. Neither the Participant nor his or her estate shall have any rights against the Company with respect to the Early Retirement Benefit except as a general unsecured creditor. No Participant has an interest in his or her Early Retirement Benefit until the Participant actually receives the payment.

                          SECTION 6. CLAIMS PROCEDURE

        (a) Initiation of Benefits. Plan benefits will be paid to or on behalf of a Participant under the Plan, subject to any action required by the Board of Directors of the Company pursuant to Section 3(a), after the Eligible Employee has notified a member of the Executive Committee of the Board of Directors of his or her intention to terminate employment and participate in this Plan.

        (b) Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Company shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth specific reasons for the denial and shall be given to the claimant within ninety (90) days after the Company receives his or her claim.


                          SECTION 7. REVIEW PROCEDURE

        (a) Review Panel. The Review Panel appointed for the Hewlett-Packard Company Deferred Profit Sharing and Retirement Plans shall be the named fiduciary which shall have discretionary authority to act with respect to appeals from denials of claims for benefits under the Plan.

        (b) Right to Appeal. Any person whose claim for benefits is denied in whole or in part, may appeal from the denial by submitting a written request for review of the claim to the Review Panel within 60 days after receiving written notice of the denial from the Company.

        (c) Form of Request for Review. A request for review must be made in writing and shall be addressed as follows: "Review Panel under the Hewlett-Packard Company Officers Early Retirement Plan; 3000 Hanover Street, Palo Alto, California 94304." A request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent.

        (d) Review Panel Decision. Within sixty (60) days after receipt of a request for review, the Review Panel shall give written notice of its decision to the claimant and the Company. In the event the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. In the event that the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel's decision.

                SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN

        The Company reserves the right to amend or terminate the Plan at any time. Any amendment or termination of the Plan will not affect the entitlement of any Eligible Employee who terminates employment before the amendment or termination. All benefits to which any Participant may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment and shall not be affected by any subsequent change in the provisions of the Plan. Officers will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.


                         SECTION 9. GENERAL PROVISIONS

        (a) Choice of Law. This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with ERISA and, to the extent that state laws are not preempted by ERISA, the law of the State of California.

        (b) Assignment. The interest and property rights of any person in the Plan or in any payment to be made under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 9(b) shall be void.

        (c) Number. Except as otherwise clearly indicated, the singular shall include the plural, and vice versa.

        (d) Headings and Captions. The headings and captions herein are provided for reference and convenience only and shall not be considered part of the Plan nor shall they be employed in the construction of the Plan.

        (e) Competency to Handle Benefits. If, in the opinion of the Company, any person becomes unable to properly handle any property distributable to such person under the Plan, the Company may make any reasonable arrangement for the distribution of Plan benefits on such person's behalf as it deems appropriate. Payment to anyone described in this Section 9(e) will release the Company from all further liability to the extent of the payment made.

        (f) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

                             SECTION 10. EXECUTION

        To record the adoption of the Plan, the Company has caused its Chair of the Compensation Committee of the Board of Directors to affix the Company's name and seal hereto this 16th day of November, 1995

                                HEWLETT-PACKARD COMPANY



                                By:       /s/ John B. Fery
                                   -----------------------------------
                                            John B. Fery
                                   Chair of the Compensation Committee
                                   of the Board of Directors

                  EARLY RETIREMENT BENEFIT PERCENTAGE SCHEDULE

                                YEARS OF SERVICE

                15  16  17  18  19  20  21  22  23  24  25  26  27  28  29  30  31  32  33  34  35  36  37  38  39  40
            -----------------------------------------------------------------------------------------------------------

        55      25  26  27  28  29  30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50

        56      26  27  28  29  30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51

        57      27  28  29  30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52

A       58      28  29  30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53

G       59      29  30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54

E       60      30  31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54  55

        61      31  32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54  55  56

        62      32  33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54  55  56  57

        63      33  34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54  55  56  57  58

        64      34  35  36  37  38  39  40  41  42  43  44  45  46  47  48  49  50  51  52  53  54  55  56  57  58  59


                                    TABLE 1

                             FIRST AMENDMENT TO THE
                             HEWLETT-PACKARD COMPANY
                         OFFICERS EARLY RETIREMENT PLAN
            (As Last Amended and Restated Effective January 1, 1996)

The Hewlett-Packard Company Officers Early Retirement Plan (the "Plan") is hereby amended to change the definition of "Officer" so that only those individuals elected by a majority vote of the Board of Directors of the Company pursuant to section 3.1 of the Company's amended By-Laws are eligible to participate in the Plan.

Section 2(j)(definition of "Officer") of the Plan is amended in its entirety to read as follows:

        "Officer" means any Employee on the U.S. dollar payroll of the Company who, with respect to the Company, is the president or a vice president by election of a majority vote of the Board of Directors of the Company pursuant to section 3.1 of the Company's amended By-Laws. An Employee who holds any title established by any other authority, including but not limited to, a committee of the Board of Directors or any person or group operating as or on behalf of Company management, shall not be an Officer for any purpose under this Plan.

This First Amendment is effective December 1, 1996.

To record the adoption of this First Amendment, the undersigned has executed this First Amendment this 12th day of December, 1996.


                                  HEWLETT-PACKARD COMPANY

                                  BY:   /s/      Susan P. Orr
                                      -----------------------------------
                                                 Susan P. Orr
                                      Chair of the Compensation Committee
                                      of the Board of Directors